Exhibit 10.6

TRANSACTION AGREEMENT

by and between

COMMONWEALTH REIT

and

SELECT INCOME REIT

March 12, 2012

i

TRANSACTION AGREEMENT

THIS TRANSACTION AGREEMENT made March 12, 2012, by and between COMMONWEALTH REIT, a Maryland real estate investment trust (“CWH”) and SELECT INCOME REIT (“SIR”), a Maryland real estate investment trust.

RECITAL

SIR is a wholly-owned subsidiary of CWH.

The principal assets of SIR are 251 properties previously contributed to SIR’s wholly-owned subsidiary, SIR REIT (“REIT Sub1”) and to REIT Sub1’s wholly-owned subsidiary, SIR Properties Trust (“REIT Sub2”) by CWH.

SIR filed a registration statement on Form S-11 under the Securities Act of 1933 with respect to an initial public offering of up to 9,200,000 of its common shares of beneficial interest, $0.01 par value (including the underwriters’ option to purchase 1,200,000 shares to cover over allotments, which has been exercised).

In connection with the foregoing, the parties wish to define certain rights and obligations in connection with their businesses.

NOW, THEREFORE, it is agreed:

SECTION 1
DEFINITIONS

1.1           Definitions.

Capitalized terms used in this Agreement shall have the meanings set forth below:

(1)           “AAA”:  as defined in Section 7.1.

(2)           “Action”:  any litigation or legal or other action, arbitration, counterclaim, investigation, proceeding, request for material information by or pursuant to the order of any Governmental Authority, or suit, at law or in arbitration or equity commenced by any Person.

(3)           “Affiliate”:  with respect to any Person, any other Person controlling, controlled by or under common control with, such Person, with “control” for such purpose, with respect to an Entity, meaning the possession of the power to vote or direct the voting of a majority of the voting securities of, or other voting interests in, such Entity which are entitled to elect directors, trustees or similar officials of such Entity.

(4)           “Agreement”:  this Transaction Agreement, together with the Schedules hereto, as amended in accordance with the terms hereof.

(5)           “Arbitration Award”:  as defined in Section 7.1.

(6)           “Business Day”:  any day which is neither a Saturday or Sunday nor a legal holiday on which commercial banks are authorized or required to be closed in the Commonwealth of Massachusetts.

(7)           “Charter”:  with respect to any Entity, its constituent governing documents, including, by way of example, its certificate of incorporation and by-laws (if a corporation), its operating agreement and certificate of formation (if a limited liability company), its declaration of trust and by-laws (if a real estate investment trust) and its limited partnership agreement and certificate of limited partnership (if a limited partnership).

(8)           “Cisco”: as defined in Section 3.1.

(9)           “Code”:  the United States Internal Revenue Code of 1986, as from time to time in effect, and any successor law, and any reference to any statutory provision shall be deemed to be a reference to any successor statutory provision.

(10)         “Commission”:  the United States Securities and Exchange Commission.

(11)         “Contract”:  any lease, contract, instrument, license, agreement, sales order, purchase order, open bid or other obligation or commitment (whether or not written) and all rights and obligations therein or thereunder.

(12)         “Covered Liabilities”:  as defined in Section 5.1.

(13)         “Credit Facility”: the revolving credit facility among SIR, Wells Fargo Bank National Association and the other lenders party thereto to be dated the Effective Date.

(14)         “CWH”:  as defined in the preamble to this Agreement.

(15)         “CWH Expenses”:  all costs, expenses and fees (including in each case the reasonable fees and disbursements of counsel of CWH and its Subsidiaries other than SIR or any member of the SIR Group) incident to the drafting, negotiation, execution and delivery of this Agreement and all other agreements, instruments and other documents entered into by CWH or any CWH Subsidiary (other than SIR or any member of the SIR Group) in connection herewith.

(16)         “CWH Group”:  CWH and each Entity (i) whose income is included in the federal Income Tax Return Form 1120-REIT with CWH as the parent or (ii) that is a Subsidiary of CWH, but excluding, in each case, any Entity in the SIR Group.

(17)         “CWH Indemnified Parties”:  as defined in Section 5.2.

(18)         “CWH Liabilities”:  all (i) liabilities which represent CWH Expenses and, (ii) current Liabilities which were transferred to CWH as part of the distribution paid under Section 2.2(a),

whether arising before or after the transfer of the Properties and the Property Assets to REIT Sub1 and/or REIT Sub2.

(19)         “CWH Note”:  as defined in Section 2.1(e).

(20)         “Disputes”:  as defined in Section 7.1.

(21)         “Effective Date”:  the date on which the SIR Common Shares sold pursuant to the SIR Registration Statement are paid for by the underwriters named therein.

(22)         “Entity”:  a real estate investment trust, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

(23)         “Exchange Act”:  the United States Securities Exchange Act of 1934, as amended and in effect from time to time.

(24)         “GAAP”: generally accepted accounting principles as in effect from time to time in the United States of America.

(25)         “Governmental Authority”: any nation or government, any state or other political subdivision thereof, any federal, state, local or foreign entity or organization exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any governmental authority, agency, department, board, commission or instrumentality of the United States, any state of the United States or any political subdivision thereof, and any tribunal.

(26)         “Holding Companies”:  Hawaii Soupson LLC and Hawaii 2 x 5 O Properties Trust.

(27)         “Income Taxes”:  any and all Taxes to the extent based upon or measured by net income (regardless of whether denominated as an “income tax,” a “franchise tax” or otherwise), imposed by any Taxing Authority, together with any related interest, penalties or other additions thereto.

(28)         “Leases”:  collectively, the Tenant leases of the Properties listed on Schedule 1.1(32).

(29)         “Liability”:  any and all debts, liabilities and obligations, absolute or contingent, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever arising, including all costs and expenses relating thereto, and including those debts, liabilities and obligations arising under any law, rule, regulation, Action, threatened Action, order or consent decree of any Governmental Authority or any award of any arbitrator of any kind, and those arising under any contract, commitment or undertaking.

(30)         “License”:  any federal, state, local or foreign Governmental approval, authorization, certificate, license, permit or exemption to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, properties or business.

(31)         “Person”:  any individual or any Entity.

(32)         “Properties”:  the properties listed on Schedule 1.1(32), each a “Property.”

(33)         “Property Assets”:  with respect to any Property, (i) all land together with any appurtenances thereto and any buildings, structures or other improvements thereon, (ii) all furnishings, fixtures and equipment located thereon or affixed thereto, (iii) all cash reserves established to pay for furnishings, fixtures and equipment for such Property, (iv) all Leases and all Contracts for goods and services provided to such Property, but if not exclusively provided to such Property, only to the extent actually provided to such Property, (iv) all Licenses related to such Property and (v) all books and records to the extent related to the foregoing; provided, however, that Property Assets shall include the foregoing only to the extent of a party’s interest therein and shall not, in any event, include refunds in respect of property tax or other liabilities for which any Tenant is liable under any Lease.

(34)         “Property Owners”:  the CWH Subsidiaries listed on Schedule 2.1(e)(i) and Schedule 2.1(e)(ii).

(35)         “Proceeds”:  all cash received by SIR from the sale of SIR Common Shares contemplated by the SIR Registration Statement.

(36)         “REIT Sub1”:  as defined in the Recital.

(37)         “REIT Sub2”:  as defined in the Recital.

(38)         “RMR”: as defined in Section 2.2.

(39)         “RRPT”: as defined in Section 3.1.

(40)         “Rules”:  as defined in Section 7.1.

(41)         “Securities Act”:  the United States Securities Act of 1933, and the rules and regulations of the Commission thereunder, all as from time to time in effect.

(42)         “SIR”:  as defined in the preamble to this Agreement.

(43)         “SIR Common Shares”:  common shares of beneficial interest, $0.01 par value, of SIR.

(44)         “SIR Expenses”:  (a) all costs, expenses, fees and underwriting commissions (including in each case the reasonable fees and disbursements of counsel) of SIR, REIT Sub1 and REIT Sub2, incident to (i) the drafting, negotiation, execution and delivery of this Agreement and all other agreements, instruments and documents entered into in connection herewith, (ii) the preparation, printing, filing and distribution under the Securities Act of the SIR Registration Statement (including financial statements and exhibits), each preliminary prospectus and prospectus in connection therewith and all amendments and supplements to any of them, (iii) the registration or qualification of the SIR Common Shares for offer and sale under the securities and Blue Sky laws of the several states, (iv) the initial listing of the SIR Common Shares on the New York Stock Exchange, (v) furnishing such copies of the SIR Registration Statement, the final prospectus contained therein and all amendments and supplements thereto as may be requested for use by the underwriters named therein, and (vi) the drafting, negotiation, execution and delivery of the Credit Facility and all other agreements, instruments and documents to be executed in connection therewith, including any arrangement, upfront, administrative and other fees and expenses of lenders in connection with the Credit Facility, and (b) all title insurance costs and all real property transfer Taxes, and all excise, sales, use, value added, registration, stamp, recording, documentary, conveyancing, property, transfer, gains and similar Taxes, levies, charges and fees, including any associated deficiencies, interest, penalties, additions to Tax or additional amounts, in any such case in connection with the transfers referred to in Section 2.1(e) and (f) and the transfer by Masters Properties LLC of a property known as the Diamond Head self storage facility.

(45)         “SIR Group”:  SIR and each Entity (i) whose income after the Effective Date will be included in the federal Income Tax Return Form 1120-REIT with SIR as the parent or (ii) that is a Subsidiary of SIR on or after the Effective Date.

(46)         “SIR Indemnified Parties”:  as defined in Section 5.1.

(47)         “SIR Liabilities”:  all (i) liabilities which represent SIR Expenses and (ii) Liabilities, whether arising before or after the transfer of the Properties and Property Assets to SIR LLC, but not including those current Liabilities which were transferred to CWH as part of the distribution paid under Section 2.2(a).

(48)         “SIR Registration Statement”:  the registration statement on Form S-11 filed by SIR under the Securities Act with respect to up to 9,200,000 SIR Common Shares, as amended (including the underwriters’ option to purchase 1,200,000 SIR Common Shares to cover over allotments, which has been exercised).

(49)         “Subsidiary”:  with respect to any Entity, any other Entity in which (i) a majority of the voting securities, or other voting interests which are entitled to elect directors, trustees or similar officials of such other Entity, or (ii) a majority of the equity interests of such other Entity, is owned directly or indirectly by such Entity or any Subsidiary of such Entity.

(50)         “Tax Contests”:  as defined in Section 6.5.

(51)         “Taxes”:  any net income, gross income, gross receipts, sales, use, excise, franchise, transfer, payroll, premium, real property or windfall profits tax, alternative or add-on minimum tax, or other similar tax, fee or assessment, together with any interest and any penalty, addition to tax or other additional amount imposed by any Taxing Authority, whether any such tax is imposed directly or through withholding.

(52)         “Taxing Authorities”:  the United States Internal Revenue Service (or any successor authority) and any other domestic or foreign Governmental Authority responsible for the administration of any Tax.

(53)         “Tax Returns”:  all returns, reports, estimates, information statements, declarations and other filings relating to, or required to be filed by any taxpayer in connection with, its liability or reporting for, or its payment or receipt of any refund of, any Tax.

(54)         “Tenants”: collectively, the tenants under any Lease of all or a portion of the Properties.

SECTION 2
PRELIMINARY ACTIONS, OTHER ACTIONS

2.1           Preliminary Actions.

Prior to the execution and delivery of this Agreement, the following actions were taken:

(a)           SIR was organized as a Maryland real estate investment trust on or about December 19, 2011;

(b)           CWH advanced funds on behalf of SIR to pay certain SIR Expenses related to the offering of SIR Common Shares;

(c)           REIT Sub1 and REIT Sub2 were organized as Maryland real estate investment trusts on or about February 8, 2012;

(d)           SIR filed the SIR Registration Statement on December 22, 2011;

(e)           in consideration of the issuance to CWH of 22,000,000 SIR Common Shares and SIRs demand promissory note in the original principal amount of $400,000,000 (the “CWH Note”):

(i)  each of the Property Owners listed on Schedule 2.1(e)(i) transferred and conveyed all its right, title and interest in and to all of the land more particularly described in Schedule 1.1(32) that is identified in said Schedule as being owned by such Property Owner, together with all other Property Assets with respect thereto, to REIT Sub2 and REIT Sub2 assumed and agreed to timely pay, perform, observe and discharge all Liabilities arising out of or related to such Property Assets, whether arising before or after the date of transfer and which are agreed to be SIR Liabilities for purposes of Section 5.2(b); and

(ii)  each of the Holding Companies assigned, transferred and conveyed 100% of the limited liability company membership interest of the Property Owners listed on Schedule 2.1(e)(ii), which own the land more particularly described in Schedule 1.1(32) that is identified in said Schedule as being owned by such Property Owner, together with all other Property Assets with respect thereto, to REIT Sub1 and REIT Sub1 became the member of such Property Owners and assumed and agreed to timely pay, perform, observe and discharge all Liabilities arising out of or related to the membership interests and/or such Property Assets, whether arising before or after the date of transfer and which are agreed to be SIR Liabilities for purposes of Section 5.2(b);

(f)            THE PROPERTY ASSETS OF THE PROPERTY OWNERS LISTED ON SCHEDULE 2.1(e)(i) WERE TRANSFERRED AND CONVEYED “AS IS, WHERE IS”, WITHOUT ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED (INCLUDING ANY EXPRESS OR IMPLIED WARRANTY OF TITLE, OF MERCHANTABILITY OR OF FITNESS FOR ANY PARTICULAR PURPOSE); NO REPRESENTATIONS OR WARRANTIES EXPRESS OR IMPLIED (INCLUDING ANY EXPRESS OR IMPLIED WARRANTY OF TITLE, OF MERCHANTABILITY OR OF FITNESS FOR ANY PARTICULAR PURPOSE) WERE MADE WITH RESPECT TO PROPERTY ASSETS HELD BY THE PROPERTY OWNERS LISTED ON SCHEDULE 2.1(e)(ii);

(g)           SIR has applied for listing of the SIR Common Shares for trading on the New York Stock Exchange;

(h)           SIR entered into a Closing Agreement with Wells Fargo Bank National Association and the other lenders party thereto pursuant to which, upon satisfaction of certain conditions set forth therein, the Credit Facility will become effective on the Effective Date;

(i)            CWH’s Board of Trustees (or an authorized committee thereof) approved the execution and delivery of this Agreement and ratified and approved the transactions described herein; and

(j)            SIR’s Board of Trustees (or an authorized committee thereof) approved the execution and delivery of this Agreement and ratified and approved the transactions described herein.

2.2           Other Actions.

(a)           Prior to the Effective Date, the Board of Trustees of SIR declared a distribution to CWH, as SIR’s sole shareholder, payable at the commencement of business on the Effective Date (and prior to the time CWH ceases to be SIR’s sole shareholder) of all current assets (excluding any cash representing Proceeds) of the SIR Group, subject to all current Liabilities (excluding the advance referred to in Section 2.1(b) or any Liability representing repayment of principal under the Credit Facility) of the SIR Group, all as determined as of the close of business on the Effective Date in accordance with GAAP applied in a manner consistent with past practice of the CWH Group and which shall include interest expense and all items of income and expense customarily prorated in sales transactions involving properties similar to the Properties including fixed and additional rents, real estate taxes and assessments and operating expenses.  Prior to the action of the Board of Trustees of SIR contemplated by the prior sentence, the Board of Trustees, or Board of Directors, as the case may be, of each subsidiary of REIT Sub1 declared a distribution to REIT Sub1, the sole shareholder or member, as the case may be, of each such subsidiary, and then the Board of Trustees of REIT Sub1 declared a distribution to SIR, REIT Sub1’s sole shareholder, each payable immediately prior to the payment of SIR’s distribution to CWH, of such of their respective current assets and Liabilities as may be required to fully effect the distribution from SIR to CWH.

(b)           On the Effective Date SIR will enter into a Business Management Agreement and a Property Management Agreement with Reit Management & Research LLC (“RMR”) under which SIR acknowledges that RMR manages other businesses, and will not be required to present SIR with investment opportunities that RMR determines are within the investment focus of another business managed by RMR.  RMR will have discretion to determine which investment or leasing opportunities to present to SIR or to other businesses it manages.  SIR will also agree with RMR to first offer any property that it determines to sell and that is within the principal investment focus of another REIT managed by RMR to such REIT prior to entering into any sale or other disposition arrangement for such property.  Each other REIT managed by RMR has agreed to a similar right of first offer under its business management agreement with RMR.

(c)           Promptly following the Effective Date, SIR will repay to CWH the principal of the CWH Note and the advance referred to in Section 2.1(b).

SECTION 3
POST-EFFECTIVE DATE RIGHTS AND COVENANTS

3.1           Cooperation, Exchange of Information, Retention of Records, and Costs of Reporting.

(a)           Upon reasonable request, CWH (on behalf of the CWH Group) and SIR (on behalf of the SIR Group) will promptly provide, and will cause their respective Affiliates to provide, the requesting party with such cooperation and assistance, documents and other information, without charge, as may be necessary or reasonably helpful in connection with (i) the consummation of the transactions contemplated by this Agreement and the preservation for each such party, to the extent reasonably feasible, of the benefits of this Agreement (including, in the case of SIR, the economic and operational benefits of the Properties and Property Assets and in the case of CWH, the economic benefits of the distribution contemplated by Section 2.2(a)), (ii) each such party’s preparation and filing of any original or amended Tax Return or of any financial or other report required to be filed under the Exchange Act or other applicable law, (iii) the conduct of any audit, appeal, protest or other examination or any judicial or administrative proceeding involving to any extent Taxes or Tax Returns within the scope of this Agreement, and (iv) the verification of an amount payable hereunder to, or receivable hereunder from, any other party.

(b)           Research Park Properties Trust, a wholly-owned subsidiary of CWH (“RRPT”), is the landlord under a lease of a portion of Building 2 and all of Buildings 3 and 4, 12501 Research Park, Austin Texas with Cisco Systems, Inc. (“Cisco”) most recently amended as of July 15, 2010 (the “Lease”).  Title to Buildings 3 and 4 and the Properties on which they are located is being conveyed to REIT Sub2.  REIT Sub2 shall be entitled to all rights and shall perform all obligations of the landlord under the Lease attributable to Buildings 3 and 4, and RRPT shall be entitled to all rights and shall perform all obligations of landlord under the Lease attributable the portion of Building 2 leased thereunder.  Each of CWH and SIR shall cause their respective subsidiaries to cooperate with each other in implementing and fulfilling the obligations of landlord under the Lease.  There shall be no partial assignment of the landlord’s interest under the Lease attributable to Building 3 and Building 4.  Each of CWH and SIR shall indemnify the other from any loss resulting from a breach of their respective subsidiary’s obligations with respect to the Lease.  If either RRPT or REIT Sub2 fails to perform its respective obligations hereunder, the other party may perform such acts as are required to fulfill such obligations, at the cost of the breaching party.  If the Lease is terminated with respect to the premises in Building 2, RRPT shall assign the Lease to REIT Sub2 following such termination.

(c)           CWH (on behalf of the CWH Group) and SIR (on behalf of the SIR Group) acknowledge and agree that certain of the Properties are located adjacent to properties which have been retained by CWH (or other members of the CWH Group) and that, in order to maintain the economic and operational benefits attributable to the proximity of such Properties and such adjacent properties, the cooperation contemplated hereby shall include all reasonable cooperation with respect to matters relating to the enjoyment, preservation and maintenance of all such benefits, including (i) the maintenance and operation of any common parking or other amenities and facilities, (ii) the provision of any access and other rights, (iii) compliance with zoning rules and regulations, and (iv) allowances for minor encroachments across property lines.  Each such party will make its officers and facilities available on a mutually convenient basis to facilitate such cooperation.

(d)           In furtherance of the obligations of each of CWH and SIR pursuant to clause (i) of Section 3.1(a), relative to the economic and operational benefits of the Properties and Property Assets and to the economic benefits of the distribution paid under Section 2.2(a), each of CWH and SIR will, as needed, act as the agent of the other in the collection of assets and the payment of Liabilities that belong to the other.  SIR will, within 30 days following the Effective Date, prepare and deliver to CWH a balance sheet reflecting the current assets and current Liabilities which were the subject of the distribution paid under Section 2.2(a).  Contemporaneous with the delivery of the balance sheet, SIR will remit to CWH any amounts representing such current assets then collected by SIR on behalf of CWH, net of any amounts representing current Liabilities then paid by SIR on behalf of CWH, all as set forth on such balance sheet; thereafter, as amounts representing current assets, net of current Liabilities, are received or paid by SIR on behalf of CWH, upon demand but in any event not less often than monthly, SIR will remit to CWH the excess (if any) of such amounts collected over such amounts paid (in each case since the last remittance between CWH and SIR), and CWH shall remit to SIR the deficit (if any) of such amounts paid over such amounts collected (in each case since the last remittance between CWH and SIR).

(e)           For purposes of preparing the balance sheet referred to in Section 3.1(d), the following items of income and expense with respect to the Properties, determined as of the close of business on the Effective Date, shall be included in the determination of current assets and current Liabilities: (i) rent and additional rent payable under the Leases; (ii) real estate taxes and assessments payable based on the rates and assessed valuations applicable in the tax year during which the Effective Date occurs; (iii) electricity, water and other utility charges payable; (iv) interest expense under the Credit Facility; and (v) all other items of income and expense as are customarily prorated in sales transactions involving properties similar to the Properties.  If any of the foregoing items cannot be determined as of the date on which the balance sheet is to be delivered due to the unavailability of information, such items shall be included on the basis of a good faith estimate by SIR and adjusted and reconciled as soon as practicable thereafter.  If after the Effective Date, CWH or any CWH Subsidiary receives rent or additional rent due under any Lease, it will promptly pay such amounts to SIR.  Any rent or additional rent received by SIR shall be applied to rent and additional rent due in the inverse order of their due dates, and SIR shall remit to CWH any such rent or additional rent attributable to CWH in accordance with Section 3.1(d).  To the extent rent and additional rent payable under the Leases are to be paid to CWH as part of the distribution paid under Section 2.2(a), CWH shall not have any right to take any action to collect the same and SIR shall use commercially reasonable efforts to do so except that SIR shall have no obligation to institute an Action to enforce its rights.

(f)            Each of CWH and SIR will retain or cause to be retained all books, records and other documents within its possession or control relating to the Property Assets and all Tax Returns, and all books, records, schedules, workpapers, and other documents relating thereto, which Tax Returns and other materials are within the scope of this Agreement, until the expiration of the later of (i) all applicable statutes of limitations (including any waivers or extensions thereof), and (ii) any retention period required by applicable law or pursuant to any record retention agreement.

(g)           Each of CWH and SIR will cooperate to enforce the ownership limitations in their respective declarations of trust to promote orderly governance and to maintain the ability of each of CWH and SIR to qualify as a “real estate investment trust” under Sections 856 through 860 of the Code.

3.2           Restrictions.

After the Effective Date, and for so long thereafter as CWH owns 9.8% or more of the outstanding SIR Common Shares, (a) SIR (together with its Affiliates) will not actually or constructively (within the meaning of Section 856(d) of the Code, but excepting any constructive attribution from CWH and its Affiliates (other than members of the SIR Group)) acquire or own more than 4.9% of the outstanding securities (by vote or value) of any Entity which is also a tenant of CWH or a CWH Group member, (b) CWH (together with its Affiliates) will not actually or constructively (within the meaning of Section 856(d) of the Code, but excepting any constructive attribution from SIR and its Affiliates (other than members of the CWH Group)) acquire or own more than 4.9% of the outstanding securities (by vote or value) of any Entity which is also a tenant of SIR or a SIR Group member, (c) SIR will not take (or permit its Affiliates to take) any action that, in the reasonable judgment of CWH, might reasonably be expected to have an adverse impact on the ability of CWH to qualify as a “real estate investment trust” under Sections 856 through 860 of the Code, and (d) CWH will not take (or permit its

Affiliates to take) any action that, in the reasonable judgment of SIR, might reasonably be expected to have an adverse impact on the ability of SIR to qualify as a “real estate investment trust” under Sections 856 through 860 of the Code.

SECTION 4
REPRESENTATIONS

Each party hereto represents and warrants to the other that (i) it is duly authorized to enter into and perform this Agreement and has duly executed and delivered this Agreement, (ii) the execution, delivery and performance of its obligations under this Agreement will not conflict with or result in a breach of or default under or a violation of its Charter, any material Contract to which it is a party or by which any of its assets or its Subsidiaries are bound or any order, judgment, decree, permit, statute, law, rule or regulation to which it or any of its Subsidiaries is subject, and (iii) this Agreement constitutes its valid and binding obligation, enforceable in accordance with its terms, subject to (A) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement generally of creditors’ rights and remedies, (B) general principles of equity (regardless of whether considered in a proceeding at law or in equity), including the discretion of any court of competent jurisdiction in granting specific performance or other equitable relief, and (C) an implied duty to take action and make determinations on a reasonable basis and in good faith.

SECTION 5
INDEMNIFICATION

5.1           Indemnification by CWH.

From and after the Effective Date, CWH shall indemnify and hold harmless SIR, its Subsidiaries, each of their respective directors, trustees, officers, employees and agents, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the “SIR Indemnified Parties”) from and against any and all damages, claims, losses, expenses, costs, obligations and liabilities, including liabilities for all reasonable attorneys’, accountants’, and experts’ fees and expenses, including those incurred to enforce the terms of this Agreement (collectively, “Covered Liabilities”), suffered, directly or indirectly, by any SIR Indemnified Party by reason of, or arising out of:

(a)           any breach of any covenant or agreement of CWH contained in this Agreement; or

(b)           any CWH Liabilities.

5.2           Indemnification by SIR.

From and after the Effective Date, SIR shall indemnify and hold harmless CWH, its Subsidiaries, each of their respective directors, trustees, officers, employees and agents, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the “CWH Indemnified Parties”) from and against any and all Covered Liabilities suffered, directly or indirectly, by any CWH Indemnified Party by reason of, or arising out of:

(a)           any breach of any covenant or agreement of SIR contained in this Agreement; or

(b)           any SIR Liabilities.

5.3           Certain Limitations, Etc.

The amount of any Covered Liabilities for which indemnification is provided under this Agreement shall be net of any amounts actually recovered by the indemnified party from third parties (including amounts actually recovered under insurance policies) with respect to such Covered Liabilities.  Any indemnifying party hereunder shall be subrogated to the rights of the indemnified party upon payment in full of the amount of the relevant indemnifiable loss.  An insurer who would otherwise be obligated to pay any claim shall not be relieved of the responsibility with respect thereto or, solely by virtue of the indemnification provision hereof, have any subrogation rights with respect thereto. If any indemnified party recovers an amount from a third party in respect of an indemnifiable loss for which indemnification is provided in this Agreement after the full amount of such indemnifiable loss has been paid by an indemnifying party or after an indemnifying party has made a partial payment of such indemnifiable loss and the amount received from the third party exceeds the remaining unpaid balance of such indemnifiable loss, then the indemnified party shall promptly remit to the indemnifying party the excess of (i) the sum of the amount theretofore paid by such indemnifying party in respect of such indemnifiable loss plus the amount received from the third party in respect thereof, less (ii) the full amount of such Covered Liabilities.

5.4           Priority of Section 6.

As to the Tax matters addressed in Section 6, including the indemnification for Taxes and the notice, control and conduct of Tax Contests, the provisions of Section 6 shall be the exclusive governing provisions.

SECTION 6
TAX MATTERS

6.1           General Responsibility for Taxes.

(a)           All federal Income Taxes of the CWH Group shall be borne by, shall be the responsibility of, and shall be paid by the CWH Group, and all federal Income Taxes of the SIR Group shall be borne by, shall be the responsibility of, and shall be paid by the SIR Group.  For purposes of federal Income Taxes, items of income, gain, loss, deduction, expenditure, and credit shall be allocated and apportioned between the CWH Group and the SIR Group in the following manner.  Any item relating to the Property Assets or the SIR Group shall be:  (i) allocated exclusively to the CWH Group if such item is in respect of a period ending before the Effective Date; (ii) allocated exclusively to the SIR Group if such item is in respect of a period commencing after the Effective Date; and (iii) apportioned, if such item is in respect of a period that includes the Effective Date, between the CWH Group and the SIR Group in a manner consistent with (A) applicable Tax laws (including the analogous principles of Section 1.1361-5(a)(1)(iii) of the Treasury Regulations under which the SIR Group would cease to be a qualified REIT subsidiary of the CWH Group at the close of the Effective Date), (B) the continued qualification of both CWH and SIR as real estate investment trusts under the Code, and (C) commercially reasonable prorations of items between transferors and transferees of real estate.

(b)           For any state or local Income Tax that follows Section 856(i) of the Code and Section 301.7701-2(c)(2)(i) of the Treasury Regulations, (i) such state and local Income Taxes of the CWH Group shall be borne by, shall be the responsibility of, and shall be paid by CWH, and (ii) such state and local Income Taxes of the SIR Group shall be borne by, shall be the responsibility of, and shall be paid by SIR; for purposes of such state and local Income Taxes, items of income, gain, loss, deduction, expenditure, and credit shall be allocated and apportioned between the CWH Group and the SIR Group in the same manner as Section 6.1(a).

(c)           State or local Income Taxes of any member of the CWH Group that are not covered by Section 6.1(b) shall be borne by, shall be the responsibility of, and shall be paid by CWH.  State or local Income Taxes of any member of the SIR Group that are not covered by Section 6.1(b), without duplication for Taxes included in current Liabilities as part of the distribution in Section 2.2(a), shall be: (i) allocated exclusively to the CWH Group if such item is in respect of a portion of a period prior to the Effective Date; (ii) allocated exclusively to the SIR Group if such item is in respect of a portion of a period following the Effective Date; and (iii) allocated under the apportionment principles of Section 6.1(a)(iii) if such item arises during a portion of a period including the Effective Date.

(d)           Other Taxes (other than those included in SIR Expenses) of any member of the SIR Group shall be allocated, but without duplication for Taxes included in current Liabilities as part of the distribution in Section 2.2(a), consistent with the apportionment principles of Section 6.1(a)(iii), between the CWH Group and the SIR Group on the basis of actual transactions, events or activities (including, if applicable, days elapsed) that give rise to or create liability for such Taxes on or before the Effective Date (to be borne by, be the responsibility of, and be paid by, the CWH Group) versus those that give rise to create liability for such Taxes after the Effective Date (to be borne by, be the responsibility of, and be paid by the SIR Group).

(e)           CWH shall hold SIR harmless from and against all Taxes which are to be borne by the CWH Group under this Section 6.1.  SIR shall hold CWH harmless from and against all Taxes which are to be borne by the SIR Group under this Section 6.1.

6.2           Allocation of Certain Taxes among Taxable Periods.

CWH and SIR agree that if SIR or any member of the SIR Group is permitted but not required under any applicable Tax law, including applicable state and local Income Tax laws, to treat the day before the Effective Date or the Effective Date as the last day of a taxable period, CWH and SIR shall cooperate so that such day will be treated as the last day of a taxable period.

6.3           Filing and Payment Responsibility.

(a)           Each of CWH (on behalf of the CWH Group) and SIR (on behalf of the SIR Group) shall cause to be prepared and filed such Tax Returns as the CWH Group and the SIR Group, respectively, are required to file with applicable Taxing Authorities.  Each of CWH (on behalf of the CWH Group) and SIR (on behalf of the SIR Group) agree that, except as required by applicable law or a final determination resulting from a Tax Contest (defined below) including either CWH or SIR, they will not take positions in any such Tax Return that are inconsistent with (i) the description of federal Income Tax consequences in the SIR Registration Statement or in the section of CWH’s Annual Report on Form 10-K for its year ended December 31, 2011 captioned “Federal Income Tax Considerations — Our Relationship with SIR” and (ii) and any other Tax Return, whether filed on behalf of the CWH Group or the SIR Group, previously or substantially contemporaneously filed with such Tax Return.  In particular, CWH and SIR will use all reasonable business efforts to cooperate with one another in valuing the individual assets comprising the Property Assets, to the extent such valuations are necessary for Tax purposes.

(b)           To the extent that either of the CWH Group or the SIR Group bears responsibility pursuant to Section 6.1 for some or all of a Tax which is to be paid with a Tax Return for which the other bears preparation and filing responsibility pursuant to Section 6.3, then (i) the party bearing responsibility for some or all of such Tax shall have the right to review and comment upon such Tax Return at least fifteen (15) days before such Tax Return must be filed, (ii) the party bearing responsibility for some or all of such Tax shall pay over by wire transfer the amount of such Tax for which it is responsible to the party filing such Tax Return at least three (3) days before such Tax Return must be filed, and (iii) the party responsible for preparing and filing such Tax Return will file such Tax Return on or before its due date and pay over to the applicable Taxing Authority the amount of Tax due with such Tax Return.

(c)           SIR will file, effective as of seven days prior to the Effective Date, an affirmative election on Internal Revenue Service Form 8832 to be taxed as an association taxable as a corporation, such that SIR on the Effective Date will be a “qualified REIT subsidiary” of CWH within the meaning of Section 856(i) of the Code.  SIR will not cause or permit the filing of any election on Internal Revenue Service Form 8832 with respect to any of its Subsidiaries in respect of any period preceding or including the Effective Date, such that the SIR Subsidiaries through the Effective Date will remain “disregarded entities” of CWH within the meaning of Section 301.7701-3 of the Treasury Regulations under Section 7701 of the Code.

(d)           CWH and SIR shall cooperate to file, effective as of the day after the Effective Date, a Code Section 856(l) “taxable REIT subsidiary” election for CWH’s investment in SIR after the Effective Date, and at CWH’s request shall renew and refile such election effective each January 1 thereafter for so long as CWH continues to own 9.8% or more of SIR’s outstanding Common Shares.

(e)           CWH and SIR agree to (i) apply Section 362(e)(2)(C) of the Code to the Section 351 incorporation transaction described in the section of the SIR Registration Statement captioned “Federal Income Tax Considerations — Depreciation and Federal Income Tax Treatment of Leases” and in the section of CWH’s Annual Report on Form 10-K for its year ended December 31, 2011 captioned “Federal Income Tax Considerations — Our Relationship with SIR”, (ii) apply and elect comparable provisions of state and local Income Tax law to the maximum extent possible, and (iii) make appropriate Income Tax elections to effect the foregoing, including without limitation CWH timely filing the statement contemplated by Proposed Section 1.362-4(c)(5)(ii)(A) of the Treasury Regulations with its federal Income Tax return for its taxable year that includes the Effective Date.

6.4           Refunds and Credits.

Any refunds or credits of Taxes shall be for the account of the party bearing responsibility for such Taxes under Section 6.1  Each of CWH and SIR agrees that if as the result of any audit adjustment made by any Taxing Authority with respect to a Tax to be borne by the other party under Section 6.1, any member of the CWH Group or the SIR Group, respectively, receives a Tax benefit in the form of a cash refund or in the form of a credit applicable against Tax liabilities to be borne by such benefited party under this Section 6, then the benefited party shall notify the other party of the same within ten (10) days of, as applicable, receiving the cash refund or filing the Tax Return in which such credit is utilized, and then pay over immediately to such other party the amount of such Tax refund or credit.

6.5           Tax Contests.

If either CWH (on behalf of the CWH Group) or SIR (on behalf of the SIR Group) becomes aware of any audit, pending or threatened assessment, official inquiry, examination or proceeding (“Tax Contests”) that could result in an official determination with respect to Taxes due or payable, the responsibility for any portion of which may rest with the other party, such party shall promptly so notify the other party in writing.  The party bearing greater responsibility for the Taxes contested in a Tax Contest shall bear the costs (including attorneys’ and accountants’ fees, but excluding the contested Taxes) of such Tax Contest, and shall control and conduct such Tax Contest in a reasonable manner after consulting in good faith with the other party.  The other party shall supply the party controlling the Tax Contest with such powers of attorney and assistance as may be reasonably requested.  The responsibility for any additional liability for Taxes resulting from a Tax Contest shall be allocated and apportioned between the CWH Group and the SIR Group in accordance with Section 6.1.  Except to the extent in conflict with the provisions of this Section 6, the provisions of Section 5.3 shall be applicable to Tax Contests.

SECTION 7
MISCELLANEOUS

7.1           Arbitration.  Any disputes, claims or controversies between the parties (i) arising out of or relating to this Agreement, or (ii) brought by or on behalf of any shareholder of any party or a direct or indirect parent of a party (which, for purposes of this Section 7.1, shall mean any shareholder of record or any beneficial owner of shares of any party, or any former shareholder of record or beneficial owner of shares of any party), either on his, her or its own behalf, on behalf of any party or on behalf of any series or class of shares of any party or shareholders of any party against any party or any member, trustee, officer, manager (including RMR or its successor), agent or employee of any party, including disputes, claims or controversies relating to the meaning, interpretation, effect, validity, performance or enforcement of this Agreement, including this arbitration provision, or the declarations of trust, limited liability company agreements or bylaws of any party hereto (all of which are referred to as “Disputes”), or relating in any way to such a Dispute or Disputes shall, on the demand of any party to such Dispute be resolved through binding and final arbitration in accordance with the Commercial Arbitration Rules (the “Rules”) of the American Arbitration Association (“AAA”) then in effect, except as those Rules may be modified in this Section 7.1.  For the avoidance of doubt, and not as a limitation, Disputes are intended to include derivative actions against trustees, officers or managers of any party and class actions by a shareholder against those individuals or entities and any party.  For the avoidance of doubt, a Dispute shall include a Dispute made derivatively on behalf of one party against another party. For purposes of this Section 7.1, the term “party” shall include any direct or indirect parent of a party.

There shall be three (3) arbitrators.  If there are only two (2) parties to the Dispute, each party shall select one arbitrator within fifteen (15) days after receipt of a demand for arbitration.  Such arbitrators may be affiliated or interested persons of such parties.  If there are more than two (2) parties to the Dispute, all claimants, on the one hand, and all respondents, on the other hand, shall each select, by the vote of a majority of the claimants or the respondents, as the case may be, one arbitrator within fifteen (15) days after receipt of a demand for arbitration.  Such arbitrators may be affiliated or interested persons of the claimants or the respondents, as the case may be.  If either a claimant (or all claimants) or a respondent (or all respondents) fail to timely select an arbitrator then the party (or parties) who has selected an arbitrator may request the AAA to provide a list of three (3) proposed arbitrators in accordance with the Rules (each of whom shall be neutral, impartial and unaffiliated with any party) and the party (or parties) that failed to timely appoint an arbitrator shall have ten days from the date the AAA provides such list to select one of the three (3) arbitrators proposed by AAA.  If such party (or parties) fail to select such arbitrator by such time, the party (or parties) who have appointed the first arbitrator shall then have ten days to select one of the three (3) arbitrators proposed by AAA to be the second arbitrator; and, if he/they should fail to select such arbitrator by such time, the AAA shall select, within fifteen (15) days thereafter, one of the three (3) arbitrators it had proposed as the second arbitrator.  The two (2) arbitrators so appointed shall jointly appoint the third and presiding arbitrator (who shall be neutral, impartial and unaffiliated with any party) within fifteen (15) days of the appointment of the second arbitrator.  If the third arbitrator has not been appointed within the time limit specified herein, then the AAA shall provide a list of proposed arbitrators in accordance with the Rules, and the arbitrator shall be appointed by the AAA in accordance with a listing, striking and ranking procedure, with each party having a limited number of strikes, excluding strikes for cause.

The place of arbitration shall be Boston, Massachusetts unless otherwise agreed by the parties.

There shall be only limited documentary discovery of documents directly related to the issues in dispute, as may be ordered by the arbitrators.

In rendering an award or decision (the “Arbitration Award”), the arbitrators shall be required to follow the laws of State of Maryland.  Any arbitration proceedings or Arbitration Award rendered hereunder and the validity, effect and interpretation of this arbitration agreement shall be governed by the Federal Arbitration Act, 9 U.S.C. §1 et seq.  The Arbitration Award shall be in writing and may, but shall not be required to, briefly state the findings of fact and conclusions of law on which it is based.

Except to the extent expressly provided by this Agreement or as otherwise agreed by the parties, each party involved in a Dispute shall bear its own costs and expenses (including attorneys’ fees), and the arbitrators shall not render an award that would include shifting of any such costs or expenses (including attorneys’ fees) or, in a derivative case or class action, award any portion of a party’s award to the claimant or the claimant’s attorneys.  Each party (or, if there are more than two (2) parties to the Dispute, all claimants, on the one hand, and all respondents, on the other hand, respectively) shall bear the costs and expenses of its (or their) selected arbitrator and the parties (or, if there are more than two (2) parties to the Dispute, all claimants, on the one hand, and all respondents, on the other hand) shall equally bear the costs and expenses of the third appointed arbitrator.

An Arbitration Award shall be final and binding upon the parties thereto and shall be the sole and exclusive remedy between such parties relating to the Dispute, including any claims, counterclaims, issues or accounting presented to the arbitrators.  Judgment upon the Arbitration Award may be entered in any court having jurisdiction.  To the fullest extent permitted by law, no application or appeal to any court of competent jurisdiction may be made in connection with any question of law arising in the course of arbitration or with respect to any award made except for actions relating to enforcement of this agreement to arbitrate or any arbitral award issued hereunder and except for actions seeking interim or other provisional relief in aid of arbitration proceedings in any court of competent jurisdiction.

Any monetary award shall be made and payable in U.S. dollars free of any tax, deduction or offset.  Each party against which the Arbitration Award assesses a monetary obligation shall pay that obligation on or before the thirtieth (30th) day following the date of the Arbitration Award or such other date as the Arbitration Award may provide.

This Section 7.1 is intended to benefit and be enforceable by the shareholders, members, direct and indirect parents, trustees, directors, officers, managers (including RMR or its successor), agents or employees of any party and the parties and shall be binding on the shareholders of any party and the parties, as applicable, and shall be in addition to, and not in substitution for, any other rights to indemnification or contribution that such individuals or entities may have by contract or otherwise.

7.2           Notices.

(a)           Any and all notices, demands, consents, approvals, offers, elections and other communications required or permitted under this Agreement shall be deemed adequately given if in writing and the same shall be delivered either in hand, or by telecopy or by Federal Express or similar expedited commercial carrier, addressed to the recipient of the notice, and with all freight charges prepaid (if by Federal Express or similar carrier).

(b)           All notices required or permitted to be sent hereunder shall be deemed to have been given for all purposes of this Agreement upon the date of receipt or refusal, except that whenever under this Agreement a notice is either received on a day which is not a Business Day or is required to be delivered on or before a specific day which is not a Business Day, the day of receipt or required delivery shall automatically be extended to the next Business Day.

(c)           All such notices shall be addressed:

If to SIR, to:

Select Income REIT

Two Newton Place

255 Washington Street, Suite 300

Newton, Massachusetts  02458

Attn:  President
Telecopy no:  (617) 796-8320

If to CWH, to:

CommonWealth REIT

Two Newton Place

255 Washington Street, Suite 300

Newton, Massachusetts  02458

Attn:  President
Telecopy no:  (617) 332-3990

(d)           By notice given as herein provided, the parties hereto and their respective successors and assigns shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses effective upon receipt by the other parties of such notice and each shall have the right to specify as its address up to two other addresses within the United States of America.

7.3           Waivers, Etc.

No provision of this Agreement may be waived except by a written instrument signed by the party waiving compliance. No waiver by any party hereto of any of the requirements hereof or of any of such party’s rights hereunder shall release the other parties from full performance of their remaining obligations stated herein. No failure to exercise or delay in exercising on the part of any party hereto any right, power or privilege of such party shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege by such party.  This Agreement may not be amended, nor shall any waiver, change, modification, consent or discharge be effected, except by an instrument in writing executed by or on behalf of the party against whom enforcement of any amendment, waiver, change, modification, consent or discharge is sought.

7.4           Assignment; Successors and Assigns; Third Party Beneficiaries.

This Agreement and all rights and obligations hereunder shall not be assignable by any party without the written consent of the other parties, except to a successor to such party by merger or consolidation or an assignee of substantially all of the assets of such party.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.  This Agreement is not intended and shall not be construed to create any rights in or to be enforceable in any part by any other Person.

7.5           Severability.

If any provision of this Agreement shall be held or deemed to be, or shall in fact be, invalid, inoperative or unenforceable as applied to any particular case in any jurisdiction or jurisdictions, or in all jurisdictions or in all cases, because of the conflict of any provision with any constitution or statute or rule of public policy or for any other reason, such circumstance shall not have the effect of rendering the provision or provisions in question invalid, inoperative or unenforceable in any other jurisdiction or in any other case or circumstance or of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to the extent that such other provisions are not themselves actually in conflict with such constitution, statute or rule of public policy, but this Agreement shall be reformed and construed in any such jurisdiction or case as if such invalid, inoperative or unenforceable provision had never been contained herein and such provision reformed so that it would be valid, operative and enforceable to the maximum extent permitted in such jurisdiction or in such case.

7.6           Counterparts, Etc.

This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and shall supersede and take the place of any other instruments purporting to be an agreement of the parties hereto relating to the subject matter hereof.  This Agreement may not be amended or modified in any respect other than by the written agreement of all of the parties hereto.

7.7           Governing Law.

This Agreement shall be interpreted, construed, applied and enforced in accordance with the laws of the Commonwealth of Massachusetts applicable to contracts between residents of Massachusetts which are to be performed entirely within Massachusetts.

7.8           Section and Other Headings; Interpretation.

The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.  The words “hereof”, “herein”

and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and Section, subsection and Schedule references are to this Agreement, unless otherwise specified.  The words “including” and “include” shall be deemed to be followed by the words “without limitation.”

7.9           EXCULPATION.

(a)           THE AMENDED AND RESTATED DECLARATION OF TRUST ESTABLISHING CWH, DATED JULY 1, 1994, AS AMENDED AND SUPPLEMENTED, AS FILED WITH THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND, PROVIDES THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF CWH SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, CWH.  ALL PERSONS DEALING WITH CWH IN ANY WAY, SHALL LOOK ONLY TO THE ASSETS OF CWH FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

(b)           THE AMENDED AND RESTATED DECLARATION OF TRUST ESTABLISHING SIR, DATED MARCH 9, 2012, AS FILED WITH THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND, PROVIDES THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF SIR SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, SIR.  ALL PERSONS DEALING WITH SIR IN ANY WAY, SHALL LOOK ONLY TO THE ASSETS OF SIR FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as a sealed instrument as of the date first above written.

COMMONWEALTH REIT

By:	/s/ Adam D. Portnoy
Title: President

SELECT INCOME REIT

By:	/s/ David M. Blackman
Title: President and Chief Operating Officer

SCHEDULE 1.1(32)

PROPERTIES

Property Owner	Street	City	State
Hub Properties Trust	40 Inverness Center	Birmingham	AL
Hub Properties Trust	42 Inverness Center	Birmingham	AL
Hub Properties Trust	44 Inverness Center	Birmingham	AL
Hub Properties Trust	1920 and 1930 University Drive	Tempe	AZ
Hub Properties Trust	2235 Iron Point Road	Folsom	CA
Hub Properties Trust	47131 Bayside Parkway	Fremont	CA
Blue Dog Properties Trust	2 Tower Drive	Wallingford	CT
Hub Properties Trust	2100 NW 82nd Avenue	Miami	FL
Alpha BT LLC	91-222 Olai	Oahu	HI
Alpha BT LLC	91-209 Kuhela	Oahu	HI
Hawaii Metamorphosis LLC	91-008 Hanua	Oahu	HI
Hawaii MMGD LLC	91-265 Hanua	Oahu	HI
Hawaii MMGD LLC	91-255 Hanua	Oahu	HI
Hawaii MMGD LLC	91-241 Kalaeloa	Oahu	HI
Hawaii MMGD LLC	91-141 Kalaeloa	Oahu	HI
Hawaii MMGD LLC	91-250 Komohana	Oahu	HI
Hawaii MMGD LLC	91-202 Kalaeloa	Oahu	HI
Hawaii MMGD LLC	91-080 Hanua	Oahu	HI
Hawaii MMGD LLC	91-027 Kaomi Loop	Oahu	HI
Hawaii MMGD LLC	91-185 Kalaeloa	Oahu	HI
Hawaii MMGD LLC	91-329 Kauhi	Oahu	HI
Hawaii MMGD LLC	91-399 Kauhi	Oahu	HI
Hawaii MMGD LLC	91-086 Kaomi Loop	Oahu	HI
Hawaii MMGD LLC	91-349 Kauhi	Oahu	HI
Hawaii MMGD LLC	91-400 Komohana	Oahu	HI
Hawaii MMGD LLC	91-170 Olai	Oahu	HI
Hawaii MMGD LLC	91-218 Olai	Oahu	HI
Hawaii MMGD LLC	91-175 Olai	Oahu	HI
Hawaii MMGD LLC	91-091 Hanua	Oahu	HI
Hawaii MMGD LLC	91-087 Hanua	Oahu	HI
Hawaii MMGD LLC	91-083 Hanua	Oahu	HI
Hawaii MMGD LLC	91-091 Hanua	Oahu	HI
Hawaii MMGD LLC	91-220 Kalaeloa	Oahu	HI
Hawaii MMGD LLC	91-252 Kauhi	Oahu	HI
Hawaii MMGD LLC	91-259 Olai	Oahu	HI
Hawaii MMGD LLC	91-238 Kauhi	Oahu	HI
Hawaii MMGD LLC	91-410 Komohana (A)	Oahu	HI
Hawaii MMGD LLC	91-410 Komohana (B)	Oahu	HI
Hawaii MMGD LLC	91-300 Hanua	Oahu	HI
Hawaii MMGD LLC	91-171 Olai	Oahu	HI
Hawaii MMGD LLC	91-120 Kauhi	Oahu	HI
Hawaii MMGD LLC	91-150 Hanua	Oahu	HI
Hawaii MMGD LLC	91-102 Kaomi Loop	Oahu	HI
Hawaii MMGD LLC	91-102 Kaomi Loop	Oahu	HI
Hawaii MMGD LLC	91-064 Kaomi Loop	Oahu	HI
Hawaii MMGD LLC	91-119 Olai	Oahu	HI

Property Owner	Street	City	State
Hawaii MMGD LLC	Texaco Easement	Oahu	HI
Hawaii MMGD LLC	Tesaro 967 Easement	Oahu	HI
Hawaii MMGD LLC	AES HI Easement	Oahu	HI
Hawaii MMGD LLC	Other Easments & Lots	Oahu	HI
Hawaii Phoenix Properties LLC	91-150 Kaomi Loop	Oahu	HI
Higgins Properties LLC	80 Sand Island Access Road	Oahu	HI
Higgins Properties LLC	525 N. King Street	Oahu	HI
Higgins Properties LLC	94-240 Pupuole Street	Oahu	HI
LTMAC Properties LLC	2833 Paa Street #2	Oahu	HI
LTMAC Properties LLC	2879 Paa Street	Oahu	HI
LTMAC Properties LLC	2833 Paa Street	Oahu	HI
LTMAC Properties LLC	1055 Ahua Street	Oahu	HI
LTMAC Properties LLC	2875 Paa Street	Oahu	HI
LTMAC Properties LLC	1000 Mapunapuna Street	Oahu	HI
LTMAC Properties LLC	2850 Paa Street	Oahu	HI
LTMAC Properties LLC	2828 Paa Street	Oahu	HI
LTMAC Properties LLC	1045 Mapunapuna Street	Oahu	HI
LTMAC Properties LLC	1122 Manunapuna Street	Oahu	HI
LTMAC Properties LLC	2810 Paa Street	Oahu	HI
LTMAC Properties LLC	2886 Paa Street	Oahu	HI
LTMAC Properties LLC	1052 Ahua Street	Oahu	HI
LTMAC Properties LLC	1024 Mapunapuna Street	Oahu	HI
LTMAC Properties LLC	1030 Mapunapuna Street	Oahu	HI
Masters Properties LLC	733 Mapunapuna Street	Oahu	HI
Masters Properties LLC	812 Mapunapuna Street	Oahu	HI
Masters Properties LLC	2969 Mapunapuna Street	Oahu	HI
Masters Properties LLC	2839 Mokumoa Street	Oahu	HI
Masters Properties LLC	2861 Mokumoa Street	Oahu	HI
Masters Properties LLC	2831 Awaawaloa Street	Oahu	HI
Masters Properties LLC	2814 Kilihau Street	Oahu	HI
Masters Properties LLC	2804 Kilihau Street	Oahu	HI
Masters Properties LLC	692 Mapunapuna Street	Oahu	HI
Masters Properties LLC	669 Ahua Street	Oahu	HI
Masters Properties LLC	2857 Awaawaloa Street	Oahu	HI
Masters Properties LLC	2812 Awaawaloa Street	Oahu	HI
Masters Properties LLC	819 Ahua Street	Oahu	HI
Masters Properties LLC	2831 Kaihikapu Street	Oahu	HI
Masters Properties LLC	673 Ahua Street	Oahu	HI
Masters Properties LLC	2827 Kaihikapu Street	Oahu	HI
Masters Properties LLC	789 Mapunapuna Street	Oahu	HI
Masters Properties LLC	2808 Kam Highway	Oahu	HI
Masters Properties LLC	2815 Kilihau Street	Oahu	HI
Masters Properties LLC	2821 Kilihau Street	Oahu	HI
Masters Properties LLC	2829 Kilihau Street	Oahu	HI
Masters Properties LLC	2106 Kaliawa Street	Oahu	HI
Masters Properties LLC	140 Puuhale Road	Oahu	HI
Masters Properties LLC	2122 Kaliawa Street	Oahu	HI
Masters Properties LLC	151 Puuhale Road	Oahu	HI
Masters Properties LLC	204 Sand Island Access Road	Oahu	HI
Masters Properties LLC	2810 Pukoloa Street	Oahu	HI

Property Owner	Street	City	State
Masters Properties LLC	944 Ahua Street	Oahu	HI
Masters Properties LLC	918 Ahua Street	Oahu	HI
Masters Properties LLC	1050 Kikowaena Street	Oahu	HI
Masters Properties LLC	949 Mapunapuna Street	Oahu	HI
Masters Properties LLC	2850 Mokumoa Street	Oahu	HI
Masters Properties LLC	905 Ahua Street	Oahu	HI
Masters Properties LLC	1062 Kikowaena Street	Oahu	HI
Masters Properties LLC	2829 Pukoloa Street	Oahu	HI
Masters Properties LLC	2841 Pukoloa Street	Oahu	HI
Masters Properties LLC	2819 Pukoloa Street	Oahu	HI
Masters Properties LLC	1024 Kilowaena Street	Oahu	HI
Masters Properties LLC	2840 Mokumoa Street	Oahu	HI
Masters Properties LLC	2830 Mokumoa Street	Oahu	HI
Masters Properties LLC	2635 Waiwai Loop A	Oahu	HI
Masters Properties LLC	2635 Waiwai Loop B	Oahu	HI
Orville Properties LLC	2344 Pahounui Drive	Oahu	HI
Orville Properties LLC	238 Sand Island Access Road	Oahu	HI
Orville Properties LLC	2308 Pahounui Drive	Oahu	HI
Orville Properties LLC	2264 Pahounui Drive	Oahu	HI
Orville Properties LLC	2276 Pahounui Drive	Oahu	HI
Orville Properties LLC	228 Mohonua Place	Oahu	HI
Orville Properties LLC	214 Sand Island Access Road	Oahu	HI
Orville Properties LLC	120 Sand Island Access Road	Oahu	HI
RFRI Properties LLC	848 Ala Lilikoi Boulevard A	Oahu	HI
RFRI Properties LLC	846 Ala Lilikoi Boulevard B	Oahu	HI
Robin 1 Properties LLC	2815 Kaihikapu Street	Oahu	HI
Robin 1 Properties LLC	609 Ahua Street	Oahu	HI
Robin 1 Properties LLC	2849 Kaihikapu Street	Oahu	HI
Robin 1 Properties LLC	2915 Kaihikapu Street	Oahu	HI
Robin 1 Properties LLC	619 Mapunapuna Street	Oahu	HI
Robin 1 Properties LLC	2847 Awaawaloa Street	Oahu	HI
Robin 1 Properties LLC	659 Ahua Street	Oahu	HI
Robin 1 Properties LLC	2760 Kam Highway	Oahu	HI
Robin 1 Properties LLC	645 Ahua Street	Oahu	HI
Robin 1 Properties LLC	675 Mapunapuna Street	Oahu	HI
Robin 1 Properties LLC	2816 Awaawaloa Street	Oahu	HI
Robin 1 Properties LLC	2829 Awaawaloa Street	Oahu	HI
Robin 1 Properties LLC	2836 Awaawaloa Street	Oahu	HI
Robin 1 Properties LLC	148 Mokauea Street	Oahu	HI
Robin 1 Properties LLC	2135 Auiki Street	Oahu	HI
Robin 1 Properties LLC	218 Mohonua Place	Oahu	HI
Robin 1 Properties LLC	180 Sand Island Access Road	Oahu	HI
Robin 1 Properties LLC	2250 Pahounui Drive	Oahu	HI
Robin 1 Properties LLC	158 Sand Island Access Road	Oahu	HI
Robin 1 Properties LLC	228 Mohonua Place	Oahu	HI
Tanaka Properties LLC	113 Puuhale Road	Oahu	HI
Tanaka Properties LLC	2140 Kaliawa Street	Oahu	HI
Tanaka Properties LLC	165 Sand Island Access Road	Oahu	HI
Tanaka Properties LLC	2020 Auiki Street	Oahu	HI
Tanaka Properties LLC	2103 Kaliawa Street	Oahu	HI

Property Owner	Street	City	State
Tanaka Properties LLC	1926 Auiki Street	Oahu	HI
Tanaka Properties LLC	1391 Kahai Street	Oahu	HI
Tanaka Properties LLC	215 Puuhale Road	Oahu	HI
Tanaka Properties LLC	207 Puuhale Road	Oahu	HI
Tanaka Properties LLC	125 Puuhale Road	Oahu	HI
Tanaka Properties LLC	125B Puuhale Road	Oahu	HI
Tanaka Properties LLC	2001 Kahai Street	Oahu	HI
Tanaka Properties LLC	2110 Auiki Street	Oahu	HI
Tanaka Properties LLC	142 Mokauea Street	Oahu	HI
Tanaka Properties LLC	2139 Kaliawa Street	Oahu	HI
Tanaka Properties LLC	2127 Auiki Street	Oahu	HI
Tanaka Properties LLC	2144 Auiki Street	Oahu	HI
Tanaka Properties LLC	179 Sand Island Access Road	Oahu	HI
Tanaka Properties LLC	106 Puuhale Road	Oahu	HI
Tanaka Properties LLC	120 Mokauea Street	Oahu	HI
Tanaka Properties LLC	120B Mokauea Street	Oahu	HI
Tanaka Properties LLC	231 Sand Island Access Road	Oahu	HI
Tanaka Properties LLC	231B Sand Island Access Road	Oahu	HI
Tanaka Properties LLC	220 Puuhale Road	Oahu	HI
Tanaka Properties LLC	150 Puuhale Road	Oahu	HI
Tanaka Properties LLC	197 Sand Island Access Road	Oahu	HI
Tanaka Properties LLC	2019 Kahai Street	Oahu	HI
TedCal Properties LLC	1360 Pali Highway A	Oahu	HI
TedCal Properties LLC	1360 Pali Highway B	Oahu	HI
TedCal Properties LLC	33 S. Vineyard Boulevard	Oahu	HI
TSM Properties LLC	709 Ahua Street	Oahu	HI
TSM Properties LLC	2839 Kilihau Street	Oahu	HI
TSM Properties LLC	2906 Kaihikapu Street	Oahu	HI
TSM Properties LLC	2850 Awaawaloa Street	Oahu	HI
TSM Properties LLC	2864 Awaawaloa Street	Oahu	HI
TSM Properties LLC	2806 Kaihikapu Street	Oahu	HI
TSM Properties LLC	2838 Kilihau Street	Oahu	HI
TSM Properties LLC	852 Mapunapuna Street	Oahu	HI
TSM Properties LLC	855 Ahua Street	Oahu	HI
TSM Properties LLC	2855 Kaihikapu Street	Oahu	HI
TSM Properties LLC	865 Ahua Street	Oahu	HI
TSM Properties LLC	719 Ahua Street	Oahu	HI
TSM Properties LLC	759 Puuloa Road	Oahu	HI
TSM Properties LLC	770 Mapunapuna Street	Oahu	HI
TSM Properties LLC	704 Mapunapuna Street	Oahu	HI
TSM Properties LLC	822 Mapunapuna Street	Oahu	HI
TSM Properties LLC	842 Mapunapuna Street	Oahu	HI
TSM Properties LLC	2829 Kaihikapu Street - A	Oahu	HI
TSM Properties LLC	2928 Kaihikapu Street - B	Oahu	HI
TSM Properties LLC	850 Ahua Street	Oahu	HI
TSM Properties LLC	2965 Mokumoa Street	Oahu	HI
TSM Properties LLC	2833 Kilihau Street	Oahu	HI
TSM Properties LLC	761 Ahua Street	Oahu	HI
TSM Properties LLC	702 Ahua Street	Oahu	HI
TSM Properties LLC	2858 Kaihikapu Street	Oahu	HI

Property Owner	Street	City	State
TSM Properties LLC	2809 Kaihikapu Street	Oahu	HI
TSM Properties LLC	803 Ahua Street	Oahu	HI
TSM Properties LLC	2889 Mokumoa Street	Oahu	HI
TSM Properties LLC	830 Mapunapuna Street	Oahu	HI
TSM Properties LLC	2846-A Awaawaloa Street	Oahu	HI
TSM Properties LLC	697 Ahua Street	Oahu	HI
TSM Properties LLC	808 Ahua Street	Oahu	HI
TSM Properties LLC	659 Puuloa Road	Oahu	HI
TSM Properties LLC	667 Puuloa Road	Oahu	HI
TSM Properties LLC	679 Puuloa Road	Oahu	HI
TSM Properties LLC	689 Puuloa Road	Oahu	HI
TSM Properties LLC	2826 Kaihikapu Street	Oahu	HI
TSM Properties LLC	685 Ahua Street	Oahu	HI
TSM Properties LLC	2844 Kaihikapu Street	Oahu	HI
TSM Properties LLC	2819 Mokumoa Street - A	Oahu	HI
TSM Properties LLC	2819 Mokumoa Street - B	Oahu	HI
TSM Properties LLC	2879 Mokumoa Street	Oahu	HI
TSM Properties LLC	851 Mapunapuna Street	Oahu	HI
TSM Properties LLC	855 Mapunapuna Street	Oahu	HI
TSM Properties LLC	766 Mapunapuna Street	Oahu	HI
TSM Properties LLC	2908 Kaihikapu Street	Oahu	HI
TSM Properties LLC	729 Ahua Street	Oahu	HI
TSM Properties LLC	739 Ahua Street	Oahu	HI
TSM Properties LLC	2868 Kaihikapu Street	Oahu	HI
TSM Properties LLC	660 Ahua Street	Oahu	HI
TSM Properties LLC	2869 Mokumoa Street	Oahu	HI
TSM Properties LL	2850 Awaawaloa Street	Oahu	HI
Z&A Properties LLC	1001 Ahua Street	Oahu	HI
Z&A Properties LLC	2864 Mokumoa Street	Oahu	HI
Z&A Properties LLC	2855 Pukoloa Street	Oahu	HI
Z&A Properties LLC	2856 Pukoloa Street	Oahu	HI
Z&A Properties LLC	1150 Kikowaena Street	Oahu	HI
Z&A Properties LLC	960 Ahua Street	Oahu	HI
Z&A Properties LLC	950 Mapunapuna Street	Oahu	HI
Z&A Properties LLC	960 Mapunapuna Street	Oahu	HI
Z&A Properties LLC	930 Manunapuna Street	Oahu	HI
Z&A Properties LLC	1038 Kikowaena Street	Oahu	HI
Z&A Properties LLC	910 Mapunapuna Street	Oahu	HI
Z&A Properties LLC	970 Ahua Street	Oahu	HI
Z&A Properties LLC	1027 Kikowaena Street	Oahu	HI
Z&A Properties LLC	2960 Mokumoa Street	Oahu	HI
Blue Dog LLC	951 Trails Road	Eldridge	IA
Blue Dog LLC	2300 N. 33rd Avenue East	Newton	IA
Hub Properties Trust	1061-1101 Pacific Avenue	Erlanger	KY
Hub Properties Trust	330 Billerica Road	Chelmsford	MA
Hub MA Realty Trust	111 Powdermill Road	Maynard	MA
Hub Properties Trust	8687 Carling Road	Liverpool	NY
Hub Properties Trust	1212 Pittsford-Victor Road	Pittsford	NY
Hub Properties Trust	500 Canal View Boulevard	Rochester	NY
Blue Dog Properties Trust	32150 Just Imagine Drive	Avon	OH

Property Owner	Street	City	State
Blue Dog Bookspan Properties LLC	501 Ridge Avenue	Hanover	PA
Hub Properties Trust	12501 Research Park (Bldg. 3)	Austin	TX
Hub Properties Trust	12501 Research Park (Bldg. 4)	Austin	TX
Hub Properties Trust	4221 W. John Carpenter Freeway	Irving	TX
Hub Properties Trust	181 Battaile Drive	Winchester	VA

SCHEDULE 2.1(e)(i)

CERTAIN PROPERTY OWNERS

Blue Dog Bookspan Properties LLC

Blue Dog LLC

Blue Dog Properties Trust

Hub Properties Trust

Hub MA Realty Trust

SCHEDULE 2.1(e)(ii)

CERTAIN PROPERTY OWNERS

Alpha BT LLC

Hawaii Metamorphosis LLC

Hawaii MMGD LLC

Hawaii Phoenix Properties LLC

Higgins Properties LLC

LTMAC Properties LLC

Masters Properties LLC

Orville Properties LLC

RFRI Properties LLC

Robin 1 Properties LLC

Tanaka Properties LLC

TedCal Properties LLC

TSM Properties LLC

Z&A Properties LLC